Exhibit 3.06

GABRIEL AGUILAR MAYTORENA
ABOGADO Y CORREDOR PUBLICO
ESTADO DE JAUSCO

POLIZA NUMERO 228 DOSCIENTOS VEINTIOCHO.

— En in Ciudad de Guadalajara, Jalisco siendo los 10 diez dias del mes de Noviembre de 1997 mil novecientos noventa y siete, ante mi, Licenciado JUAN GABRIEL AGUILAR MAYTORENA, Corredor Publico Numero 12 doce del Estado de Jalisco, comparecio el senor Don CARLOS GARCIARCE RAMIREZ, en su caracter de Delegado Especial de la Asamblea General Ordinaria y Extraordinaria de Accionistas de ln Sociedad “CAP SNAP CO. MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia 18 dieciocho del mes de Septiembre 1997 mil novecientos noventa y siete, con el objeto de FORMALIZAR EN LO CONDUCENTE los acuerdos adoptados en las mismas y para lo cual hace las siguientes:

DECLARACIONES

I.     Declare el senor Don CARLOS GARCIARCE RAMIREZ, que “CAP SNAP CO, MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, se costituyo originalmente bajo la denominacion de “Plasticos Aga” Sociedad Anonima de Capital Variable, segun consta en Escritura Publica numero 3,174 tres mil ciento setenta y cuatro, de fecha 3 tres de febrero de 1984 mil novecientos ochenta y cuatro, pasada ante la fe del Licenciado Eduardo Gonzalez Batiz, Notario Publico Titular de la Notaria numero 5 cinco de esta Municipalidad, misma que quedo inscrita en el Registro Publico de Comercio bajo la inscripcion 50-51 cincuenta guion cincuenta y uno del Tomo 123 ciento veintitres del Libro Primero de Comercio, de esta Ciudad de Guadalajara, Jalisco.

II.     Mediante Escritura Publica numero 1,731 mil setecientos treinta y uno, de fecha 25 veinticinco de Noviembre de 1993 mil novecientos noventa y tres, pasada ante ante la fe del Licenciado Luis Valdez Anguiano, en ese entonces Notario Publico Suplente Encargado de la Notaria numero 28 veintiocho de esta Ciudad de Guadalajara, Jalisco, se protocolize una Asamblea General Ordinaria y Extraordinaria de Accionistas de “PLAS’I’ICOS AGA” SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada con fecha 25 veinticinco de Octubre de 1993 mil novecientos noventa y tres, en la cual se desprende la modificacion integra a los Estatutos Sociales; como consecuencia de to anterior, se incremento el Capital Social de la Sociedad y se cambio su denominacion por “CAP SNAP AGA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, misma que quedo inscrita bajo inscripcion 135 ciento treinta y cinco del Tomo 528 quinientos veintiocho del Libro Primero del Registro de Comercio de esta Ciudad.

III.     Mediante Poliza numero 57 cincuenta y siete de fecha 24 veinticuatro de Febrero de 1995 mil novecientos noventa y cinco, pasada ante la fe del suscrito Corredor, Licenciado Juan Gabriel Aguilar Maytorena, Corredor Publico numero 12 doce del Estado de Jalisco, se protocolizo un Acta de Asamblea General Ordinarla y Extraordinaria de Accionistas de “CAP SNAP AGA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE de fecha 3 tres de Enero de 1994 mil novecientos noventa y cuatro, en la que se desprende entre otros puntos de la Orden del Dia el nombramiento del Consejo de Administracion, mismo que esta integrado de la siguiente manera: PRESIDENTE – Sr. Carlos Garciarce Ramirez – SECRETARIO – Jhon Lemons – VOCAL – Ernesto Green Gutierrez – VOCAL – Robert Strickland; nombramiento del senor Ingeniero Ernesto Green Gutierrez para ocupar el cargo de Director General, asi como el aumento del Capital Social en su porcion fija de la cantidad de N$1,200.00 mil doscientos nuevos pesos 00/100 Moneda Nacional a la cantidad de $2,400.00 dos mil cuatrocientos nuevos pesos 00/100 Moneda Nacional, modificando al efecto el inciso a) de la Clausula Sexta de los Estatutos

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Sociales de la Sociedad, el cual quedo redactado de la siguente manera: ... “SEXTO – a) El Capital Social minimo fijo sin derecho a retiro es la cantidad de N$2,400 dos mil cuatrocientos nuevos pesos 00/100 Moneda Nacional, dividido en 2,400 dos mil cuatrocientas acciones de las cuales 1,200 mil doscientas acciones pertenecen a la Serie “A” Clase 1 uno y 1,200 mil doscientas acciones pertenecen a la Serie “B” Clase 1 uno, nominatives con valor nominal de N$ 1.00 un Nuevo peso 00/100 Moneda Nacional, cada una, integramente suscrito y pagado...” Dicha Poliza quedo inscrita bajo inscripcion 219 doscientos diecinueve del Tomo 610 seiscientos diez del Libro Primero del Registro Publico de Comercio de esta Ciudad de Guadalajara.

IV.     Mediante Escritura Publica numero 38,472 treinta y ocho mil custrocientos setenta y dos de fecha 24 veinticuatro de Mayo de 1995 mil novecientos noventa y cinco, pasada ante la fe del Licenciado Jorge Robles Farias, Notario Publico Adscrito y Asociado al Titular numero 12 doce de la Municipalidad de Guadalajara, Jalisco, se protocolizo una Asamblea General Ordinaria y Extraordinaria de Accionistas de la Sociedad denominada “CAP SNAP AGA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, de fecha 3 trece de Mayo de 1995 mil novecientos noventa y cinco, en la que se desprende entre otros acuerdos la modificacion a la denominacion social de “CAP SNAP AGA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE por la de “CAP SNAP CO MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE. Dicha Escritura se encuentra debidamente registrada bajo inscripcion 288 doscientos ochenta y ocho del Tomo 637 seiscientos treinta y siete del Libro Primero del Registro Publico de Comercio de esta Ciudad de Guadalajara, Jalisco.

V.     Con fecha 18 dieciocho de Septiembre de 1997 mil novecientos noventa y siete, se celebro una Asamblea General Ordinaria y Extraordinaria de Accionistas de Embotelladora “CAP SNAP CO. MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, misma que se levanto a hojas sueltas, segun lo declara el compareciente bajo protesta de decir verdad y de la cual me exhibe un ejemplar, misma que Yo el suscrito Corredor Public a solicitud del compareciente, en este acto formalize y transcribe en lo conducente, y agrego un ejemplar de la misma a mi Archivo General correspondiente a mi Libro Segundo de Sociedades Mercantiles, bajo el numero 228 A.

EL ACTA EN LO CONDUCENTE DICE

Administracion Public Federal. – Este permiso dejara de surtr efectos si no se hace uso del mismo dentro de los 90 dias habiles siguientes a la fecha de su expedicion. – GUADALAJARA, JALISCO a 18 de SEPTIEMBRE de 1997. – SUFRAGIO EFECTIVO NO REELECCION – EL DIRECTOR REGIONAL – CARLOS GARCIA DE ALBA Z. – Una firma illegible. El sello de la SECRETARIA DE RELACIONES EXTERIORES DELEGACION REGIONAL GUADALAJARA. P.A. 2

PERSONALIDAD

El senor Don CARLOS GARCIARCE RAMIREZ, acredito su character y facultades con que comparece, asi como la legal existencia de la Sociedad que representa, con los Documentos a que se refieren las Declaraciones 1 primera, II Segunda, III tercera y IV cuarta, del presented Instrumento.

EN CUMPLIMIENTO POR LO ESTABLECIDO EN LA LEY FEDERAL DE CORREDURIA PUBLICA Y SU REGLAMENTO, CERTIFICO QUE OBRAN AGREGADAS COPIAS DE LOS DOCUMENTOS MECIONADOS EN LOS INCISOS I PRIMERO, II SEGUNDO Y III TERCERO DEL CAPITULO DE DECLARACIONES DE LA PRESENTE POLIZA A MI ARCHIVO GENERAL CORRESPONDIENTE A MI LIBRO PRIMERO DE SOCIEDADES, BAJO LOS NUMEROS 57-F, 57-G Y CON LA PROPIA POLIZA 57, REPECTIVAMENTE, LA

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MENCIONADA EN EL INCISO IV CUARTO LA AGREGO A MI ARCHIVO GENERAL CORRESPONDIENTE A MI LIBRO SEGUNDO DE SOCIEDADES BAJO EL NUMERO 228 C.

EL SUSCRITO CORREDOR CERTIFICA Y DA FE

A.     Que tuve a la vista los insertos contenidos en esta escritura, que las copias que de los mismos agregue a mi Archivo General de Documentos, concuerdan fielmente con sus originales que tuve a la vista.

B.     Que conozco personalmente al compareciente y en consecuencia no require de identificacion siguna, quien por sus generales manifesto ser mexicano por nacimiento, mayor de edad, casado, originario y vecino de esta ciudad donde nacio el 2 dos de noviembre de 1934 mil novecientos treinta y cuatro y con habitacion en Calle Jacarandas numero 1768 mil setecientos sesenta y ocho, Colinas de San Javier.

C.     Que el senor Don CARLOS GARCIARCE RAMIREZ, leyo por si mismo el presented instrumento y que le explique el contenido, valor y consecuencias del mismo, asi como de la necesidad de su inscripcion en el Registro Public de Comercio.

D.     Que conoce al compareciente y lo conceptual con aptitude legal para contratar y obligarse, habiendo manifestado en cuanto al Impuesto Sobre la Renta, bajo protesta de decir verdad y advertido de las penas en que incurre quien declara con falsedad, que esta al corriente, lo mismo que las Sociedades representadas, sin comprobarmelo en el acto.

E.     Que a mi juicio el compareciente tiene capacidad legal ya que no encuentro en el manifestacion evidente de inapacidad natural y no tengo noticias de que esta sujeto a interdiccion.

DE CAPITAL VARIABLE, por consiguiente se modifica la clausula Segunda de los Estatutos Sociales de la Sociedad para quedar redactado de la siguiente manera. – “SEGUNDO – La sociedad se denomina “PORTOLA PACKAGING INC. MEXICO”, denominacion que debera ir seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE, o de sus abreviaturas S.A. de C.V.” – TERCERA. – La Asamblea General de Accionistas de “CAP SNAP CO. MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, aprueba el nombramiento del Nuevo Consejo de Administracion, el cual estara integrado de la siguiente manera:

PRESIDENTE	DON CARLOS GARCIARCE RAMIREZ

SECRETARIO	JACK WATTS

VOCAL	ERNESTO GREEN GUTIERREZ

VOCAL	JOSEPH MAYERNICK

SUPLENTE DE CONSEJEROS SERIE “A” CARLOS IGNACIO GARCIARCE MICHEL.

SUPLEMENTE DE CONSEJEROS SERIE “B” ROBERT PLUMMER.

CUARTA – La Asamblea General de Accionistas de “CAP SNAP CO. MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, aprueba la ratificacion de los Senores CARLOS MORA VAZQUEZ y TIMOTHY TOMLINSON como Comisarios de la Sociedad durante el ejercicio correspondiente al ano de 1997 mil novecientos noventa y siete.

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INSERTOS

El compareciente me presenta el original del permiso expedido por la Secretaria de Relaciones Exteriores mismo que en este acto formalize transribiendolo literalmente y agrego un ejemplar del mismo a mi Archivo General correspondiente a mi Libro Segundo de Sociedades Mercantiles, bajo el numero 228 B.

Al margen izquierdo un sello con el Escudo Nacional que dice SECRETARIA DE RELACIONES EXTERIORES – MEXICO. Al margen derecho PERMISO 14004171. EXPEDIENTE 8409861142 – FOLIO 7201 – En atencion a la solicitud presenteda por el C. ERNESTO GREEN GUTIERREZ – en representacion de CAP SNAP CO. MEXICO, SA DE CV. Esta Secretaria concede permiso para cambiar la denominacion. DE: CAP SNAP CO, MEXICO, SA DE CV. A PORTOLA PACKAGING INC – MEXICO, S.A. DE C.V. – CONCEDIDO a la solicitante para reformar sus Estatutos Sociales en los terminus arriba especificados, en la inteligencia de que deberan contener la clausula a que allude el articulo 30 o el convenio que senala el articulo 31 del Reglamento de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera segun sea el caso. El Notario o Corredor Publico ante quien se haga uso de este permiso debera dar aviso a la Secretaria de Relaciones Exteriores dentro de los noventa dias habiles a partir de la fecha de autorizacion de la Escritura Publica correspodiente. Lo anterior se comunica con fundamento en los articulos 27, Fraccion I, de la Constitucion Politica de los Estados Unidos Mexicanos, 16 de la Ley de Inversion Extranjera y en los terminus del articulo 28 Fraccion V de la Ley Organica de la

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PRESIDENTE	DON CARLOS GARCIARCE RAMIREZ

SECRETARIO	JACK WATTS

VOCAL	ERNESTO GREEN GUTIERREZ

VOCAL	JOSEPH MAYERNICK

SUPLENTE DE CONSEJEROS SERIE “A” CARLOS IGNACIO GARCIARCE MICHEL.

SUPLEMENTE DE CONSEJEROS SERIE “B” ROBERT PLUMMER.

Se hace constar que los miembros del Consejo de Administracion aceptan dicho nombramiento, y en este momento toman posesion de sus cargos, y se advierte a los consejeros extranjeros que el ejercicio de sus cargos en los Estados Unidos Mexicanos, queda supeditado a la previa obtencion de los permisos migratorios necesarios que Habra de expedirle la Secretaria de Gobernacion.

SEGUNDO. Se acuerda la ratificacion de los Senores CARLOS MORA VAZQUEZ y TIMOTHY TOMLINSON como Comisarios de la Sociedad durante el ejercicio correspondiente al ano de 1997 – PUNTO CUARTO. En desahogo del cuarto punto de la Orden del Dia, la Asamblea designo como Delegados Especiales a los Senores Don Carlos Garciarce Ramirez y C.P. Carlos Mora Vazquez, para que conjunta or sepadamente, acudan ante el Fedatario Public de su eleccion a formalizer en todo o en parte los acuerdos adoptados en la presente Asamblea, asi como para firmat todos los documentos publicos o privados que fueren necessaries para tal fin.

PUNTO QUINTO. No habiendo mas asunto que tartar, entro en receso la Asamblea a efecto de que el Secretario redactara la presente Acta, hecho lo cual fue leida y aprobada por todos los Accionistas, previa certificacion hecha por el Escrutador en el sentido de que permanecio la totalidad de la representacion del capital social a lo largo de toda la Asamblea, hasta su conclusion a las 11:00 horas del dia de su fecha. Firmada para constancia por el Presidente y el Secretario.

FIRMADO. 2 dos firmas ilegibles.

El anterior inserto concuerda fielmente con su original, que tuve a la vista y que transcribe en lo conducente.

Hechas las anteriores manifestaciones, el compareciente otorga las siguientes:

CLAUSULAS

PRIMERA – Queda formalizado el acuerdo 1 Primero y 2 Secundo de la Orden del Dia del Acta de la Asamblea General Ordinaria y Extraordinaria de Accionistas de “CAP SNAP CO. MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el dia 18 dieciocho del mes de Septiembre de 1997 mil novecientos noventa y siete, la cual a quedado formalizada, transcrita en lo conducente, misma que obra agregada conforme se establece en la Declaracion V. Quinta de la presente Poliza.

SEGUNDA – Queda protocolizado el acuerdo consistente en modificar la denominacion de la Sociedad “Cap Snap Co. Mexico”, Sociedad Anonima de Capital Variable, a “PORTOLA PACKAGING INC. MEXICO”, SOCIEDAD ANONIMA

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Los Accionistas por unanimidad de votos aprobaron la preinserta Orden del Dia, misma que fue desahogada en los siguientes terminus:

PUNTO PRIMERO – En desahogo del primer punto de la Orden del Dia, el Presidente manifesto a los senores accionistas que por asi convener a los intereses de la Sociedad, se hace necesario cambiar la denominacion de la misma, de Cap Snap Co, Mexico, Sociedad Anonima de Capital variable, a PORTOLA PACKAGING INC. MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

Continuo manifestando el Presidente, que en caso de ser aprobado lo anterior, sera necesario modificar el Articulo Segundo de los Estatutos Sociales, por lo que propose su redaccion en los siguentes terminus:

“SEGUNDO – La sociedad se denomina “PORTOLA PACKAGING INC – MEXICO”, denominacion que debera ir seguida de las palabras Sociedad Anonima de capital Variable, o de sus abreviaturas S.A. de C.V.

Tras discutir la propuesta efectuada por el Presidente, los accionistas, por unanimidad de votos adoptaron el siguiente.

ACUERDO

UNICO – Se acuerda cambiar la denominacion de la sociedad de “Cap Snap co. Mexico” por “PORTOLA PACKAGING INC. – MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por lo que se acuerda modificar el texto del Articulo Segundo de los Estatutos Sociales en los terminus propuestos por el Presidente a esta Asamblea, mismos que se tienen aqui por reproducidos integramente como si a la letra se insertasen.

PUNTO SEGUNDO – En desahogo del Segundo punto de la orden del dia, el Presidente manifesto a los senores Accionistas la necesidad de nombrar un Nuevo Consejo de Administracion, por lo que propuso que dicho organo se integer de la siguiente manera:

PRESIDENTE	DON CARLOS GARCIARCE RAMIREZ

SECRETARIO	JACK WATTS

VOCAL	ERNESTO GREEN GUTIERREZ

VOCAL	JOSEPH MAYERNICK

SUPLENTE DE CONSEJEROS SERIE “A” CARLOS IGNACIO GARCIARCE MICHEL.

SUPLEMENTE DE CONSEJEROS SERIE “B” ROBERT PLUMMER.

Asi mismo manifesto el Presidente su propuesta sobre la ratification de los Comisarios de la Sociedad.

Puesto a discuion lo anterior, la Asamblea por unanimidad de votos adopto los siguientes.

ACUERDOS

PRIMERO – Se acuerda la propuesta efectuada por el Presidente consistente en el nombramiento del Consejo de Administracion, el cual estara integrado de la siguiente manera:

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En la ciudad de Guadalajara, Jalisco, siendo las 9:00 horas del dia 18 de septiembre de 1997, se reunieron la totalidad de los Accionistas de la sociedad denominada “CAP SNAP CO. MEXICO” S.A. DE C.V., con el proposito de celebrar una Asamblea General Ordinaria y Extraordinaria de Accionistas, para la cual fueron debida y oportunamente citados.

Presidio la Asamblea el Senor don Carlos Garciarce Ramirez en su character de Presidente del Consejo de Administracion y actuo como Secretario el Senor Jack Watts.

El Presidente designo como Escrtador al Senor Ernesto Green Guttierez, quien despues de aceptar el cargo, reviso el Libro de Registro de Accionistas o sus representates, heco lo cual, prepare la lista de Asistencia, e hizo el recuento de las acciones, hacienda constar que estuvieron representadas en la Asamblea la totalidad de las acciones en que se divide el Capital Social, de la siguiente forma:

ACCIONISTA	ACCIONES		SERIE
	“A-1”	“A-2”	“B-1”	“B-2”
INDUSTRIAS CABAN, S.A. DE C.V.
REPRESENTADA FOR ABELARDO
GARCIARCE MICHEL	1,197	1,759,316
CARLOS GARCIARCE
RAMIREZ
ABELARDO GARCIARCE
RAMIREZ
JORGE CARCIARCE
RAMIREZ
PORTOLA PACKAGING, INC.
REPRESENTADA POR ALBERTO
LAZO CORVERA			1,200	1,759,319

TOTAL	1,200	1,759,319	1,200	1,759,319

Con base en la certificacion extendidad por el escrutador y en virtud de estar presentes todas las acciones de la Sociedad, el Presidente declare legalmente instalada la Asamblea, sin ser necesaria convocatoria alguna, de acuerdo a lo que dispone el articulo 188 de la Ley General de Sociedades Mercantiles.

El Presidente propuso a los senores accionistas que la Asamblea se sujetara a la siguiente:

ORDEN DEL DIA:

1.     Proposicion, discussion y en su caso aprobacion sobre la propuesta de cambiar la denominacion de la sociedad y, en caso de ser aprobado lo anterior, modificacion del Articulo Segundo de los Estatutos Sociales.

2.     Nombramiento del Consejo de Administracion, asi como del Comisario de la Sociedad.

3.     Designacion de Delegado para que acuda ante el fedatario Publico de su eleccion a formalizar los acuerdos adoptados en la presente Asamblea.

4.     Redaccion, lectura y en su caso aprobacion del Acta de Asamblea.

5.     Bajo protesta de decir verdad, el Don CARLOS GARCIARCE RAMIREZ, manifiesta, que el poder con que comparece, no le ha sido revocado ni limitado en forma legal alguna y que la Sociedad su representada tiene capacidad legal para contratar y obligarse.

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Finalmente el suscrito Corredor Publico certifica y da fe que el senor Don CARLOS GARCIARCE RAMIREZ firmo a las 18:00 dieciocho horas del dia 11 once del mes de Noviembre de 1997 mil novecientos noventa y siete. Doy Fe.

FIRMADO – CARLOS GARCIARCE RAMIREZ – ANTE MI – LICENCIADO JUAN GABRIEL AGUILAR MAYTORENA – RUBRICA – MI SELLO DE AUTORIZAR.

Al margen de mi Libro Segundo de Sociedades Mercantiles hay una nota que dice:

Con el numero 228 D, agrego a mi Archivo de Documentos Generales correspondiente a mi Libro Segundo de Sociedades Mercantiles, copia del recibo official de la Recaudadora Numero 125 por valor de $40.00 por concepto de Impuesto sobre Negocios Juridicos. Guadalajara, Jalisco, 12 doce de Noviembre de 1997 mil novecientos noventa y siete.

Firmado – Juan Gabriel Aguilar Maytorena

EN VIRTUD DE HABERSE CUBIERTO TODOS LOS REQUISITOS LEGALES HABIENDO QUEDADO UN TANTO DE ESTA POLIZA EN MI ARCHIVO Y EL EXTRACTO DE LA MISMA ASENTADO EN MI LIBRO SEGUNDO DE SOCIEDADES MERCANTILES, SE EXPIDE PRIMER ORIGINAL EN CUATRO HOJAS UTILES PARA “PORTOLA PACKAGING INC. MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE – VA DEBIDAMENTE COTEJADO Y CORREGIDO CONFORME A LA LEY – DOY FE.

GUADALARA, JALISCO, 12 DOCE DE NOVIEMBRE DE 1997 MIL NOVECIENTOS NOVENTA Y SIETE.

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     TOMO XIV CATORCE, LIBRO CUARTO.

     NUMERO 3174 TRES MIL CIENTO SETENTA Y CUATRO.

     En la ciudad de Guadalajara, Jalisco, a los 3 tres días del mes de Febrero de 1984 mil novecientos ochenta y cuatro, ante mí, EDUARDO GONZALEZ BATIZ, Notario Público Titular de la Notaría Número 5 cinco de esta Municipalidad, comparecieron los señores:

     CARLOS GARCIARCE RAMIREZ, por si y como representante legal de GARMI, SOCIEDAD AÑONIMA DE CAPITAL VARIABLE.

     JORGE GARCIARCE RAMIREZ, por si y como representante legal de GARMI, SOCIEDAD AÑONIMA DE CAPITAL VARIABLE.

     ABELARDO GARCIARCE RAMIREZ, por si y como representante legal de GAMO DE OCCIDENTE, SOCIEDAD AÑONIMA DE CAPITAL VARIABLE.

     Todos con las generales qua se consignan al final de esta éscrititura, y dijeron que es su deseo constituir una Sociedad Anónima de Capital Variable que se denominará PLASTICOS AGA SOCIEDAD AÑONIMA DE CAPITAL VARIABLE, cuyos estatutos se hacen constar en las siguintes:

CLAUSULAS:

     PRIMERA. Los comparecientes constituyen una sociedad anónima de capital variable que se denominará:

“PLASTICOS AGA”.

     Esta denominación al ser empleada será sequida de las palabras SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE o de sus iniciales S. A. DE C. V.

     SEGUNDA. El domicilio de la sociedad será esta ciudad de Guadalajara, Jalisco, pudiendo establecer agencies o sucursales en cualquier otro lugar de la República o del extranjero, sin que por ello se entien da cambiado su domicilio. La duración de la sociedad será de 90 noveta años, que empazarán a contarse des de la fecha de esta escritura.

     TERCERA. El objeto de la sociedad será:

     (a)     La fabricación , maquila, distribución y comercialización con toda clase de productos y materials plásticos, de polietileno, así como de sus compuestos para envases, embalajes utilizables en el hogar, la oficina y la industria en general; la celebración de toda clase de actos y contratos civiles y mercantiles compatibles con su naturaleza y permitidos por la ley que en alguna forma faciliten o complementen acquellos propósitos, pudiendo adquirir los bienes muebles e inmuebles necesarios para la realización de sus fines sociales.

     CUARTA. Ninguna persona extranjera, física o moral, podrá tener participación social aguna o ser propietaria de acciones de la sociedad. Si por algún motivo, alguna de las personas mencionadas anteriormente, por cualqiuer evento llegare a adquirir una participación social o a ser propietaria de una o más acciones, contraviniendo así lo establecído en el párrafo que antecede, se conviene desde ahora en que dicha adquisición será nula y, por tanto, cancelada y sin ningún valor la participación social de que se trate y los títulos que representen, teniéndose por reducido el capital social en una cantidad igual al valor de la participación cancelada.

CAPITAL SOCIAL

     QUINTA. El capital de la sociedad es variable y será susceptible de aumento por aportaciones posteriores de los socios y por admisión de nuevos socios y de disminución por retiro parcial de las aportaciones, sin más formalidades y requisitos que los establecidos en estos estatutos y en la Ley General de Sociedades Mercantiles. El capital social mínimo no sujeto a retiro es de $1’200,000.00 un millón doscientos mil pesos Moneda Naciónal, y está representado por 1.200 mil doscientos acciones Nominativas, con valor nominal de $1,000.00 mil pesos cada una, integramente suscritas y pagadas.

AUMENTO O REDUCCIÓN DE CAPITAL

     SEXTA. La parte variable del capital social es ilimitada, será fijada, aumentada o disminuida por resolución de la Asamblea General Ordinaria de Accionistas, en la que deberán precisarse la fecha, forma y términos para dichos aumentos o disminucione sin que estos impliquen modificación de la escritura social. Todo aumento o disminución del capital social deberá transcribirse en el Libro de Registro que al efecto llevará la sociedad de acuerdo con el Artículo 219 doscientos diecinueve de 14 Ley General de Sociedades Mercantiles. Las acciones representativas del capital social serán siempre nominativas. Las acciones que representen el capital fijo de la sociedad se identificarán como Serie “A” y las acciones que representen la parte variable del capital social se identificarán como Serie “B”. Todas las acciones confieren iguales derechos y obligaciones a sus tenedores.

     De conformidad con lo que previenen los Artículos 129 ciento veintinueva y 130 ciento treinta de la Ley-General de Sociedades Mercantiles, se establece:

     (a)     La sociedad considerará como dueño de las acciones a quien aparazca inscrito en el libro de registro de que antes se habla.

     (b)     Los titulares de las acciones nominativas no podrán disponer de éstas en ninguna forma, gravarlas o enajenarlas si no es con la autorización previa y por escrito del Administrador o del Consejo de Administración , quien podrá negar la autorización designando entonces un comprador de las acciones al valor en libros.

     Si las propias acciones pudierán quedar fuera del patrimonion del titular por acción deducida o por derecho ejercitado por cualquier tercero, queda determinado expresamente que deberá llamarse al Administrador or al Consejo de Administración para que ejercita la facultad que aquí se confiere, señalando comprador si no se acepta dicho tercero como sucesor, en la forma y términos que se establecen anteriormente.

     (c)     Cualquier acto ejecutado en contravención a lo aquí estipulado, no surtirá efectos de ninguna naturaleza.

     SEPTIMA. Se podrán emitir títulos o certificados de una o varias acciones, los cuales, asi como éstas, tendrán numeración progresiva. Los títulos serán firmados por el Administrador o por dos miembros del Consejo en su caso, y contendrán los requisitos que previene el Artículo 125 ciento veinticinco de la Ley General de Sociedades Mercantiles.

     OCTAVA. Los aumentos o disminuciones del capital se suscribirán o retirarán por decisión de la Asamblea General de Accionistas. El aumento o la amortización siempre se hará en forma tal, que sea proporcional para cada socio, según el capital que tenga suscrito y pagado en ese momento dentro de las sociedad, salvo desde luego acuerdo unánime en otro sentido. Si dentro de los 15 quince días siguientes a la publicación del acuerdo de la Asamblea que resuelva la aportación para el aumento, quedare una parte sin suscribirse, ésta se prorateará entre los demás socios que deberán de hacerlo de acuerdo con el porcentaje del capital que representen en ese momento, lo cual se las hará saber por escrito concediéndoles un plazo de 15 quince días naturales, transcurridos los cuales, podrá inclusive aplicarse a un solo socio o a cualquier otra persona señalada por el Administrador o el Consejo de Administración. Si estuviere la totalidad de las acciones representadada en la Asamblea, no habrá necesidad de publicar aviso alguno y los plazos se contarán desde la fecha de la propia asamblea.

     NOVENA. La administración de la sociedad estará a cargo de un Administrador o Consejo de Administración y del Director General, Gerentes y Apoderados Generales y especiales que nombre la Assamblea General o el propio Administrador o Consejo de Administración. Los Consejeros o el Administrador serán electos en la Asamblea general, pudiendo ser reelectos y durarán en su cargo un año, al hacerse las elecciones del Consejo o del Administrador, serán nombrados suplentes, quienes substituirán a los propietarios en sus faltas temporales o absolutas. El Consejo estará integrado por el número de miembros que designe la Asamblea, de los cuales el primero será el Presidente, el segundo el Secretario y los demás Vocales. Cada accionista o grupo de accionistas que representen el 25% veinticinco por ciento del capital en circulación tiene derecho a nombrar a un consejero propietario y suplente. El Presidente no tendrá voto de calidad.

     DECIMA. El Administrador o el Consejo representado por su Presidente, tendrá amplisimas facultades para realizar todas las operaciones que consituyen el objeto de la sociedad y representará a ésta con ia misma amplitud de facultades. De manera enunciativa y no limitativa, se señalan las siguientes:

     I.     Administrar los negocios y bienes de la sociedad.

     II.     Hacer y recibir pagos, celebrar toda clase de operaciones con instituciones bancarias, constituir depósitos, emitir cédulas hipotecarias, girar, endosar y aceptar y en cualquier forma extender documentos mercantiles y/o títulos de crédito.

     III.     Hacer la emisión de títulos de acciones, fijanado las acciones que representará cada título.

     IV.      Celebrar, modificar, novar y rescindir los contratos que se relacionen con el objeto de la sociedad.

     V.      Adquirir, enajenar u gravar los bienes de la sociedad.

     VI.     Renunciar derechos personales y reales de la sociedad.

     VII     Transigir, comprometer en árbitros o arbitradores, renunciar al domicilio de la sociedad y someterla a otra jurisdicción.

     VIII     Representar a la sociedad ante toda clase de autoridades administrativas, municipales o judiciales y árbitros de derechos o arbitradores con el poder más amplio, inclusiva para recusar, interponer recursos, pedir amparo desistirse de las acciones que haya intenaco de cualquier recurso, inclusive del amparo, hacer denuncias de carácter penal, oponer incompetencia, conformarse con sentencias y demás resoluciones y pedir que se ejecuten, hacer posturas, pujas y mejoras, y solicitar adjudiciaciones en remate, estipular procedimiento convencional, pedir inscripciones y cancelaciones y obtener adjudiciaciónes de bienes.

     IX.      Conferir poderes generales y especiales y revocarlos.

     DECIMA. El Administrador o el Consejo podrán nombrar Director General, Gerentes y Apoderados que tendrán las facultades que consten en el mandato que los sea otorgado por esos órgaños.

     DECIMA PRIMERA. La Asamblea, el Administrador o el Consejo, podrán nombrar Director General, Gerentes y Apoderados que tendrán las facultades que consten en el mandato que los sea otorgado.

     DECIMA SEGUNDA. El cargo de Administrador o de Consejaro será personal y no podrá desempeñarse por medio de representantes. Garantizará su gestión con fianza o depósito de $1,000.00 mil pesos en dinero efectivo.

     DECIMA TERCERA. El Administrador o los Consejeros continuarán en el desempeño de sus funciones, aún cuando hubiere concluído el plazo para el que hubieran sido electos, mientras no se haga nuevo nombramiento y el disignado no tome posesión de su cargo.

     DECIMA CUARTA. La administración de la sociedad, bajo su responsabilidad, deberá presentar a la Asamblea de Accionistas anualmente, un informe que incluya por lo menos:

     (a)     Un informe de los administradores sobre la marcha de la sociedad en el ejercicio, así como sobre las políticas seguidas por los administradores y, en su caso, sobre los principales proyectos existentes.

     (b)     Un informe en que se declaren y expliquen las principales políticas y criterios contables y de información seguidos en la preparación de la información financiera.

     (c)     Un estado que muestre la situación financiera de la sociedad a la fecha de cierre del ejercicio.

     (d)     Un estado que muestre, debidamente explicados y clasíficados, los resultados de la sociedad durante el ejercicio.

     (e)     Un estado que muestre los cambios en la situación financiera durante el ejercicio.

     (f)     Un estado que muerstre los cambios en las partidas que integrán el patrimonio social, acaecidos durante el ejercicio.

     (g)     Las notas que sean necesarias para completar o aclarar la información que suministren los estados anteriores.

     A la información anterior se agregará el informe del or de los Comisarios a que se refiere la fracción IV cuarta de Artículo 166 ciento sesenta y seis de la Lay General de Sociedades Mercantiles.

     DECIMA QUINTA. El informe a que se refiere la cláusula anterior, incluido el informe del o de los Comisarios, deberá quedar terminado y ponerse a disposición de los accionistas por lo menos 15 quince días antes de la fecha de la Asamblea, y los accionistas tendrán derecho a que se les entregue una copia del informe correspondiente.

     DECIMA SEXTA. La vigilancia de la sociedad estará a cargo de uno o más Comisarios, que podrán ser o no accionistas y tendrán las facultades, obligaciones, responsibilidades y limitaciones que se establecen en la Sección Cuarta del Capítulo Quinto de la Ley General de Sociedades Mercantiles. La Asamblea General Ordinaria Annual de Accionistas nombrará al o a los Comisarios, quienes podrán ser reelectos indefinidamente. Garantizarán su gestión con fianza o depósito de $1,000.00 mil pesos en dinero efectivo.

     DECIMA SEPTIMA. Cada año se practicará balance y de las utilidades liquidas que resulten se destinará cuando menos un 5% cinco por ciento para el fondo de reserva legal hasta que ésta alcance a la Quinta parte del capital social. Cuando disminuya por cualquier motivo será reconstitituído de la misma manera.

     DECIMA OCTAVA. En el balance se hará constar el capital social, la existancia en caja, las diversas cuentas que forman el activo y pasivo, las utilildades o pérdidas y los demás datos necesarios para mostrar claramente el estado económico de la sociedad.

     DECIMA NOVENA. El balance deberá estar concluído dentro de los tres meses que sigán a la clausura del ejercicio social.

     VIGESIMA. La Asamblea de Accionistas podrá fijarlos emolumentos del administrador or de los consejeros y del comisario, y podrá decretar la formación de fondos especiales de reserva y previsión.

     VIGESIMA PRIMERA. El sobrante de los utilidades, líquidas, hechas las deducciones y aplicaciones a que se refieren las cláusulas anteriores, será distribuído entre los accionistas cuando así lo acuerdo la Asamblea. La distribución de utilidades sólo podrá hacerse despues de que hayan sido debidamente aprobados por la Asamblea de Accionistas los estados financieros que las arrojen; tampoco podrá hacerse distribución de utiliades mientras no hayansido restituídas o absorbidas mediante aplicación de otras partidas del patrimonio, las pérdidas sufridas en ejercicios anteriores o hayasido reducido el capital social. Todas las acciones tendrán igual derecho en la participación de utilidades y concurrirán de igual manera en las pérdidas hasta donde alcance el capital que representen.

     VIGESIMA SEGUNDA. La Asamblea General de Accionistas es el órgano supremo de la sociedad. Sus resoluciones serán cumplidas por el Administrador, o en su caso, por el Presidente del Consejo or por la persona que comisione directamente la Asamblea.

     VIGESIMA TERCERA. Las Asambelas Generales de Accionistas serán ordinarias y extraordinarias. Las asambleas ordinarias se reunirán por lo menos una vez al año dentro de los 4 cuatro meses que sigan a la clausura del ejercicio social y que se ocupará además de los asuntos incluídos en la Orden del Día, de los siguientes: Discutir, aprobar o modificar el informe financiero, depues de oído el informe del Comiserio y tomar las medidas que juzgue oportunas, nombrar administradores o consejeros propietarios y suplantes y comisarios y determinar los emolumentos correspondientes a uno y otros, si así lo estima conveniente.

     VIGESIMA CUARTA. Son asambleas Extraordinarias las que se reunen para tratar cualquiera de los asuntos a que se refiere el Artículo 182 ciento ochenta y dos de la Ley General de Sociedades Mercantiles.

     VEGISIMA QUINTA. La convocatoria deberá ser hecha por el administrador o por el Presidente del Consejo o por el Comisario, salvo lo dispuesto por los Artículos 168 ciento sesenta y ocho, 184 ciento ochenta y cuatro y 185 ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. La convocatoria deberá ser hecha por la publicación de un aviso en el Periodico Oficial del domicilio de la sociedad, 15 quince días antes de la fecha señalada para la reunión. Podrá celebrarse válidamente una asamblea de accionistas sin la publicación de la convocatoria si está en ella representada la totalidad de las acciones en el momento de la votación.

     VIGESIMA SEXTA. Para que una Asamblea General Ordinaria se considere legalmente constituída, deberá estar representada más de la mitad del capital social y sus resoluciones serán válidas, cuando se tomen por mayoría de votos de los presentes.

     En las Asambleas Extraordinarias, deberán estar representadas por lo menos las tres cuartas partes del capital y las resoluciones se tomarán por voto de accionistas que representen más de la mitad del capital social.

     VIGESIMA SEPTIMA. Si la Asamblea Ordinaria o Extraordinaria no pudiere celebrarse el día señalado para su reunión, se hará segunda convocatoria y en la junta se resolverá sobre los asuntos indicados en la Orden del Día , cualquiera que sea el número de acciones representadas, si se trata de asamblea ordinaria, pero si fuere extraordinaria, se requerirá siermpre una asístencia superior al 50% cincuenta por ciento del capital social, y en las votaciones se tomarán por al voto favorable del número de accionistas que representen más de la mitad del capital social en circulación.

     VIGESIMA OCTAVA. Los accionistas podrán representarse en las asambleas por mandatario bastando carta poder. Las asambelas serán presidadas por el administrador o por el Presidente del Consejo, a falta de éste, por la persona que comisionen directamente los accionistas.

     VIGESIMA NOVENA. El Presidente nombrará un Escrutador de entre los accionistas presentes. El Escrutador, en vista de las tarjetas de entrada y lista de asístencia, declarará el número de acciones que esté representado. Las actas de asambleas de asentarán en el libro respectivo y deberán ser firmadas por al Presidente, al Secretario, el Escrutador y el Comisario, si concurra éste.

     Los accionistas deberán depositar cuando menos con 24 veinticuatro horas de anticipación a la fecha de la asambelea sus acciones, en una institución de crédito o en la administración de la sociedad para que las extienda la correspondiente tarjeta de entrada.

     TRIGESIMA. La sociedad se disolverá por las causas que señala el Artículo 229 doscientos veintinueva de la Lay General de Sociedades Mercantiles.

     TRIGESIMA PRIMERA. Disuelta la sociedad se pondrá en liquidación. La asamblea de accionistas nombrará a uno o más liquidadores, quienes en el término que los sea señalado por la misma asamblea, concluirán las operaciones sociales que hubieren quedado pendientes al tiempo de la disolución , cobrarán lo que a ella se deba, venderán los bienes sociales, liquiderán lo que ella deba, liquiderán a cada socio su haber social y practicarán el balance final de , liquidación.

     TRIGESIMA SEGUNDA. En todo lo no previsto en esta escritura se estará a lo dispuesto por la Ley General de Sociedades Mercantiles, y de acuerdo con lo mandado en el artículo 6 seis de ese ordenamiento, lo estipula do en esta escritura constituyo los estatutos de la sociedad que aquí se forma.

TRANSITORIOS

     PRIMERO. Los accionistas constitudídos en primera asamblea acuerdan nombrar como Apoderado de la sociedad al señor CARLOS GARCIARCE RAMIREZ, con amplias facultades para Pleitos y Cobranzas. Actos de Administración y de Dominio, en los términos de los 3 tres párra los del Artículo 2554 dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal en materia común y para toda la República en materia federal, que se insertará en el testimonio de esta escritura, así como sus correlativos de los Códigos Civiles de los Estados de ia República, quedando facultado elmandatario de manera enunciativa y no limitativa, para representar a la sociedad ante toda clase de Autorida des Judiciales, Administrativas, de la Federación, de los Estados y Municipios; seguir como actor o como demandado toda clase de juicios por todas sus instancias; interponer recursos ordinarios y extraordinarios; proggogar jurisdicción, oponer incompetencia, hacer sumisión expresa; consentir sentencias, recusar, desistirse aún del juicio de amparo, hacer denuncias de carácter penal, constituirse en parte civil; comprometer en árbitros, arbitradores o amigables componedores; articular y absolver posiciones, transigir, hacer y recibir pagos y otorgar recibos, hacer posturas, pujas y mejoras y solicitar adjudicacions en remate, estipular procedimieento convencional, otorgar los documentos públicos o privados que requiera el ejercicio del mandato; administrar los bienes y negocios de la sociedad, celebrar toda clase de contratos con relación a los mismos; comprar, vender, gravar, dar en pago, dar y recibir en arrendamiento bienes de cualquier clase, en la forma, precio, plazo y condiciones que juzgue convenientes, emitir cédulas hipotecarias, endosar y aceptar y en cualquier forma extender documentos mercantiles y/o títulos de crédito conforma al Artículo 9o, noveno de la Ley General de Títulos y Operaciones de Crédito; representar a la sociedad ante toda clase de asuntos laborales con las facultades requeridas por los dispositivos aplicables en materia de representación consignados en la Ley Federal del Trabajo; celebrar contratos de mutuo, en los términos y condiciones que juzgue convenientes y celebrar operaciones con instituciones bancarias; dar poderes generales y especiales, y revocarlos; sustituir este poder en todo o en parte, revocar sustituciones y hacer otras de nuevo.

     SEGUNDO. La suscripción y pago del capital a que se refiere la Cláusula Quinta de los Estatutos, es como sigue:

     Garmu, Sociedad Anónima de Capitial Variable, 399 trescientas noventa y nueve acciones cuyo valor nominal de $399,000.00 trescientos noventa y nueve mil pesos, paga a la sociedad en dinero efectivo, Moneda Nacional.

     Garmi, Sociedad Anónima de Capital Variable, 399 trescientas noventa y nueve acciones cuyo valor nominal de $399,000.00 trescientos noventa y nueve mil pesos, paga a la sociedad en dinero efectivo, Moneda Nacional.

     Gamo de Occidente, Sociedad Anónima de Capital Variable, 399 trescientas noventa y nueve acciones cuyo valor nominal de $399,000.00 trescientos noventa y nueve mil pesos, paga a la sociedad en dinero efectivo, Moneda Nacional.

     El señor Carlos Garciarce Ramírez, 1 una acción cuyo valor nominal de $1,000.00 mil pesos, paga a la sociedad en dinero efectivo, Moneda Nacional.

     El señor Jorge Garciarce Ramírez, 1 una acción cuyo valor nominal de $1,000.00 mil pesos, paga a la sociedad en dinero efectivo, Moneda Nacional.

     El señor Abelardo Garciarce Ramírez, 1 una acción cuyo valor nominal de $1,000.00 mil pesos, paga a la sociedad en dinero efectivo, Moneda Nacional.

     TERCERO. El permiso de la Secretaría de Relaciones Exteriores que se solicitó para la constitución de la sociedad que aquí se forma, dice a la letra:

     “Al margen un sello con el Escudo Nacional que dice: ESTADOS UNIDOS MEXICANOS. SECRETARIA DE RELACIONES EXTERIORES. MEXICO. DENTRO: 05023. DIRECCION GENERAL DE ASUNTOS JURIDICOS. SUBDIRECCION GENERAL PARA ASUNTOS DEL ART. 27 CONSTITUCIONAL. PERMISO No. EXP. No. 861142. FOLIO No. 7437. Tlatelolco, D. F., a veintitres de enero de mil novecientos ochenta y cuatro. EN ATENCION a que el C. CARLOS GARCIARCE RAMIREZ solicitó permiso de esta Secretaria para que se constituya una: SOCIEDAD ANONIMA DE CAPITAL VARIABLE bajo la denominación de: PLASTICOS AGA, S.A. DE C.V. con duración: 90 años domicilio en: GUADALAJARA, JAL. Y capital de: $1,200,000.00 M.N. MINIMO Y MAXIMO ILIMITADO OBJETO SOCIAL: Fabricación, maquila, distribución y comercialización con toda clase de productos y materiales plásticos, de polietileno así como de sus compuestos para envases, embalajes utilizables en el hogar, la oficina y la industria en general; la celebración de toda clase de actos y contratos civiles y mercantiles compatibles con su naturaleza y permitidos por la Ley que en alguna forma faciliten o complementen aquellos propositos; pudiendo adquirir los bienes muebles e inmuebles necesarios para la realización de sus fines sociales. AL PROTOCOLIZAR ESTE PERMISO EL NOTARIO DEBERA TRANSCROBER LA ORDEN DE COBRO QUE AMPARA EL PAGO DE DERECHOS CORRESPONDIENTE. Una rúbrica. Un sello que dice: SECRETARIA DE RELACIONES EXTERIORES ENE. 26 1984. DIRECCION GENERAL DE ASUNTOS JURIDICOS. AYO agm. 7437. 1-2. F-C.S.A.8o. c/s.Ado. Inm. y para insertar en la escritura constitutiva de la sociedad la siguiente cláusula especificada en el artículo 8o. de Reglamento de la Ley Orgánica de la Fracción I del Artículo 27 Constitucional, por medio de la cual se conviene con al Gobierno Mexicano, ante la Secretaría de Relaciones Exteriores, por los socios fundadores y los futuros que la sociedad pueda tener, en que “Ninguna persona extranjera, física o moral, podrá tener participación social alguna o ser propietaria de acciones de la sociedad. Si por algún motivo, alguna de las personas mencionadas anteriormente, por cualquier evento llegare a adquirir una participación social or a ser propietaria de una o más acciones, contra viniendo así lo establecido en el párrafo que antecede se conviene desde ahora en que dicha adquisición será nula y, por tanto, cancelada y sin ningún valor la participación social de que se trate y los títulos que la representen, teniéndose por reducido el capital social en una contidad igual al valor de la participación concelada”. C O N C E D E al socicitante permiso para constituir la sociedad a condición de insertar en la escritura constitutiva la cláusula de exclusión de extranjeros arriba transcrita, en la inteligencia de que la totalidad del capital social estará suscrito por mexicanos o sociedades mexicanas con cláusula de exclusión de extranjeros, con fundamento en el arículo 1o. de la Ley Orgánica de la Fracción I del artículo 27 Constitucional, artículos 4o. segundo párrafo, en su caso, 5o. primer párrafo última parte y 7o. de la Ley para Promover la Inversión Mexicana y Regular la Inversión Extranjera. Los títulos o certificados de acciones además de los enunciados que exige el artículo 125 de la Ley General de Sociedades Mercantiles, llevaran impresa o gravada la misma cláusula. En cada caso de adquisición del dominio de tierras aguas o sus accesiones, bienes raices or inmuebles en general, de negociaciones o empresas, deberá socicitarse de esta misma Secretaría el permiso pervio. Este permiso se concede con fundmento en los artículos 17 de la Ley para Promover la Inversión Mexicana y Regular la Inversión Extranjera y 28, fracción V de la Ley Orgánica de la Administración Publica Federal, en los términos de los artículos 27 Constitucional fracción I, 1o. de su Ley Orgánica y 8o. de su Reglamento; su uso implica su aceptación incondicional y oblilga al cumplimiento de las disposiciones legales que rigen el objeto de la sociedad, su incumplimiento o violación origina la aplicación de las sanciones que determinan dichos Ordenamientos legales; se expide sin perjuicio de otras autorizaciones, licencias o permisos que el interesado deba obtener para el establecimiento y operación de la sociedad. El texto íntegro de este permiso se insertará en la escritura constitutiva y dejará de surtir efectos si no se hace uso del mismo dentro de noventa días hábiles siguientes a la fecha de su expedición. SUFRAGIO EFECTIVO. NO REELECCION. P.O. DEL SECRETARIO. SUBDIRECTOR GENERAL DE ARTICULO 27 CONSTITUCIONAL. LIC. SONIA M. ESCAMILLA LEDEZMA. Rubrica. 1-2 F cS.A. 8o. c/s.Adq.Inm.”

     LA ORDEN DE COBRO AL PERMISO DE LA SECRETARIA DE RELACIONES EXTERIORES, ES COMO SIGUE:

     “HACIENDA. DECLARACION DE PAGO DE DERECHOS POR CERTIFICACIONES, REPOSICIONES, ETC. OFICINA AUTORIZADA, LOCALIDAD, MUNICIPIO, ENTIDAD FEDERATIVA. TLATELOLCO, D.F. DATOS DE IDENTIFICACION DEL CONTRIBUY“ENTE. NOMBRE, DENOMINACION O RAZON SOCIAL. PLASTICOS AGA, S.A. DE C.V. DEPENDENCIA. SECRETARIA DE RELACINES EXTERIORES. DESCRIPCION DEL CONCEPTO. SERVICIOS JURIDICOS. Const. Soc. PERMISO CONFORME A LAS FRACCIONES I y IV DEL ARTICULO 27 CONSTITUCIONAL. $3,000.00. IMPORTE A PAGAR $3,000.00. No. 40517. ENE-26-84. 732125”.

     Doy fé que los anteriores insertos concuerdan fielmente con sus originales que tengo a la vista, los cuales protocolizo agregándolos a mi Libro de Documentos Generales de este Tomo bajo el número 300 trescientos.

     CUARTO. Asímismo, los accionistas constituídos en primera asamblea, acuerdan que el primer ejercicio social sea irregular y comenzará de la fecha da firma de esta escritura y concluirá el 31 treinta y uno de Diciembre de este año, y los demás ejercicios sociales se contarán del lo primero de Enero al 31 treinta y uno de Diciembre de cada año. Sin embargo, la Asamblea General de Accionistas o el Consejo de Administración podrá cambiar en cualquier tiempo las fechas de iniciación y terminación de los ejercicios sociales, con sujeción a las disposiciones fiscales relativas, sin que con ello se entiendan reformados los estatutos sociales.

PERSONALIDADES:

     El señor Jorge Garciarce Ramírez me comprueba su personalidad de Apoderado de Garmu, Sociedad Anónima de Capital Variable, así como la legal existencia de la misma, con el testimonio de la escritura pública número 44,204 cuarenta y cuatro mil doscientos cuatro, otorgada en esta ciudad al día 6 seis de Noviembre de 1978 mil novecientos setenta y ocho, ante la fé del Notario Publico Numero 28 veintiocho de esta Municipalidad, Licenciado Felipe Fazquez Aldana, cuyo testimonio se registró bajo las inscripciones 85 ochenta y cinco y 86 ochenta y seis del Libro 135 ciento treinta y cinco de la Sección Tercera y Matrícula 29 veintinueve del Libro 53 cincuenta y tres de la Sección Primera, ambos del Registro de Comercio de la Segunda Oficina del Registro Público de la Propíedad de este Partido Judicial.

     El señor Carlos Garcia Ramírez, como representante legal de Garmi, Sociedad Anónima de Capital Variable, me comprueba su carácter y facultades así como la legal existencia de su representada, con el testimonio de la escritura pública número 44,305 cuarenta y cuatro mil doscientos cinco, de fecha 5 seis de Noviembre de 1978 mil novecientos setenta y ocho, pasada ante la fé del mismo Notario que la anterior, Licenciado Felipe Vázquez Aldana, cuyo testimonio se registró bajo las inscripciones 89 ochenta y nueve y 90 noventa del Libro 135 ciento treinta y cinco de la Sección Tercera y Matrícula 31 treinta y uno del Libro 53 cincuenta y tres de la Sección Primera, ambos del Registro de Comercio de la Segunda Oficina del Registro Público de la Propiedad de este Partido Judicial.

     Para comprobar su personalidad y la legal existencia de Gamo de Occidente, Sociedad Anónima de Capital Variable, el señor Abelardo Garciarce Ramírez, me presenta el testimonio de la escritura pública número 44,206 cuarenta y cuatro mil doscientos seis, pasada ante la fé del Notario Licenciado Felipe Vázquez Aldana, el día 6 seis de Noviembre de 1978 mil novacientos setenta y ocho, habiendo sido registrada bajo las inscripciones 91 noventa y uno y 92 noventa y dos del Libro 135 ciento treinta y cinco de la Sección Tercera y Matrícula 32 treinta y cinco de la Sección Tercera y Matrícula 32 treinta y dos del Libro 53 cincuenta y tres de la Sección Primera, ambos del Registro de Comercio de la Segunda Oficina del Registro Publico de la Propiedad de esta Partido Judicial.

     En los términos del Artículo 77 setenta y siete de la Ley del Notariado en vigor, agrego copia de dichas escrituras a mi Libro de Documentos Generales de este Tomo bajo el número 296 doscientos noventa y seis.

     Por sus generales, los comparecientes manifestaron ser mexicanos por nacimiento, mayores de edad, casados vecinos de esta ciudad.

     El señor Carlos Garciarce Ramírez, industrial, con domicilio en Paseo Jacarandas 1788 mil setecientos ochenta y ocho, y con Registro Federal de Contribuyentes GARC-341102.

     El señor Jorge Garciarce Ramírez, industrial, con domicilio en Privada de la Cima 571 quininentos setenta y uno, con Registro federal de Contribuyentes GARJ-321030.

     El señor Abelardo Garciarce Ramírez, industrial, con domicilio en Pablo Neruda 3626 tres mil seiscientos veintiseis, y con Registro Federal de Contribuyentes GARA-271104.

     Asimismo, me manifestaron los comparcientes que las facultades con que comparecen al otorgamiento de esta escritura no los han sido limitadas, ni revocados sus nombramientos en forma alguna, así como que tanto sus representadas como ellos en lo personal se encuentran al corriente en el pago del Impuesto sobre la Renta, lo que no me comprobaron por no tener a la mano los documentos relativos, personas a quienes conozco de lo cual doy fé.

     LEI lo anterior a los comparecientes, quienes advertidos de su alcance, valor, contenido, consecuencias legales, así como la necesidad de su registro, se manifestaron conformes, lo ratificaron y firmaron a las 10:30 dies horas treinta minutos del día 13 trece del mes de su fech. Firmados: 3 tres firmas ilegibles. Autorizo definitivamente esta escritura en el mismo acto de su firma. Doy Fé. Firmado: E. GLEZ. BATIZ. Rúbrica. Mi sello de autorizar.

     Al margen del Protocolo: Aviso al Archivo. Fecha: Feb. 14, 1984. Con esta fecha agregué al apéndice de este Tomo bajo documento número 301, el duplicado dell aviso referido. Pago a Instrumentos Públicos. Fecha: Feb. 16, 1984. Con esta fecha agregué al apéndice de este Tomo bajo documento número 302, 3l recibo de pago al Estado que importó $1,000.00, y copia del aviso bajo documento número 303.

     CODIGO CIVIL PARA EL DISTRITO FEDERAL, ARTICULO 2554 DOS MIL QUINIENTOS CINCUENTA Y CUATRO:

     “En todos los poderes generales para pleitos y cobranzas bastará que se diga que se otorga con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, para que se entiendan conferidos sin limitación alguna.

     En los poderes generales para administrar bienes, bastará expresar que se dan con ese carácter para que el apoderado tenga toda clase de facultades administrativas.

     En los poderes generales para ejercer actos de dominio, bastará quexpresar que se dan con ese carácter para que el apoderado tenga toda clase de facultades de dueño, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

     Cuando se nuisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignarán las limitaciones, o los poderes serán especiales.

     Los notarios insertarán este artículo en los testimonios de los poderes que otorguen”.

     Doy fé que lo inserto en esta escritura concuerdafielmente con el original del documento que reproduce y que tengo a la vista.

     SE SACO DE SU REGISTRO ESTE PRIMER TESTIMONIO EN (10) DIEZ HOJAS UTILIZADAS CON ARREGLO A LA LEY, Y EXPIDO, PARA: PLASTICOS AGA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE. VA COTEJADO Y CORREGIDO. DOY FE. GUADALAJARA, JALISCO, A 16 DIECISEIS DE FEBRERO DE 1984 MIL NOVECIENTOS OCHENTA Y CUATRO.

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